UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2005

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 726-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

Sara Lee Corporation (the “Corporation”) today announced that on October 23, 2005 it signed an agreement to sell its U.S. Retail Coffee business (excluding its Senseo brand) to Segafredo Zanetti Group (“Segafredo”) for $82.5 million. The transaction is expected to close by the end of December 2005, subject to regulatory approvals and completion of other customary closing conditions.

The Corporation’s U.S. Retail Coffee business is part of its larger U.S. Coffee reporting unit that also provides products to the foodservice channel. In fiscal 2005, the Corporation decided to sell certain assets and liabilities used in the U.S. Retail Coffee business; however, as of the end of fiscal 2005, these assets were classified as held for use. In connection with the preparation of the fiscal 2005 financial statements, the Corporation obtained a third-party estimate of the selling price of these assets. Since the carrying value of the U.S. Retail Coffee asset group exceeded the estimated future cash flows of this asset group, an impairment charge was recognized. On July 20, 2005, the Corporation filed a Current Report on Form 8-K to disclose that, during the quarter and fiscal year ended July 2, 2005, the Corporation recognized a charge for the impairment of goodwill, intangibles and property used in the Corporation’s European Apparel and U.S. Retail Coffee businesses. Of that charge, $45 million related to the Corporation’s U.S. Retail Coffee business, with $13 million relating to the impairment of manufacturing assets and $32 million relating to the impairment of trademarks.

In fiscal 2006, the Corporation began actively marketing the assets of the U.S. Retail Coffee business, and the asset group was classified as held for sale and will be reported as a discontinued operation for the quarter ended October 1, 2005. Upon being classified as held for sale, a portion of the goodwill associated with the U.S. Coffee reporting unit was allocated to the carrying value of the U.S. Retail Coffee business. As a result of this allocation of goodwill and based on the sales price agreed with Segafredo, the Corporation will recognize a $44 million pre-tax impairment charge in the first quarter of fiscal 2006. $29 million of the impairment is related to goodwill and $15 million is related to other long-lived assets. The Corporation’s agreement with Segafredo includes potential additional contingent sales proceeds payable to the Corporation after the transaction has been consummated, but these contingent proceeds were not considered in determining the amount of the impairment charge.

The after tax impact of this charge on the Corporation’s net income and diluted earnings per share is $39 million and $.05, respectively. The $44 million impairment charge to be recognized in the first quarter of fiscal 2006 will not result in the expenditure of cash and is incremental to the amounts disclosed in the Form 8-K filed by the Corporation on July 20, 2005.

Item 7.01 Regulation FD Disclosure.

On October 26, 2005, the Corporation issued a press release announcing the sale of its U.S. Retail Coffee business (excluding its Senseo brand) and that it would recognize the impairment charges described in this Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. The information contained in the press release filed as Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1     Press release dated October 26, 2005

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2005

SARA LEE CORPORATION
(Registrant)

By:	/s/ Wayne R. Szypulski
Senior Vice President and Controller (Principal
Accounting Officer)

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